As filed with the U.S. Securities and Exchange Commission on November 3, 2026

Registration No. 333-291796

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3

TO

FORM S-1 REGISTRATION STATEMENT ON FORM S-3

UNDER

THE SECURITIES ACT OF 1933

TERRESTRIAL ENERGY INC.

(Exact name of registrant as specified in its charter)

Delaware	3443	98-1785406
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2730 W. Tyvola Road, Suite 100

Charlotte, NC 28217

(646) 687-8212

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Simon Irish

Chief Executive Officer

2730 W. Tyvola Road, Suite 100

Charlotte, NC 28217

(646) 687-8212

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Sean M. Jones

Coleman Wombwell

K&L Gates LLP

300 South Tryon Street

Suite 1000

Charlotte, NC 28202

(704) 331-7406

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act: ☐

Rule 429 Statement

Pursuant to Rule 429 under the Securities Act of 1933, as amended, and as further described below under the heading "Explanatory Note", the prospectus contained in this Post-Effective Amendment No. 3 to Form S-1 on Form S-3 relates to the Registration Statement (File No. 333-291796), which was amended on December 22, 2025 and originally declared effective on December 23, 2025 (referred to herein as the “Registration Statement”) and is a combined prospectus including securities remaining unsold under (i) the Registration Statement and (ii) the Registration Statement on Form S-4 (File No. 333-288735), that was originally declared effective by the Securities and Exchange Commission on September 26, 2025 (as amended, the “Prior Registration Statement”). Accordingly, upon effectiveness, this post-effective amendment will also constitute a post-effective amendment to the Registration Statements referenced in clauses (i) and (ii) of the preceding sentence.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

Explanatory Note

On November 26, 2025, Terrestrial Energy Inc., a Delaware corporation (the “Company”), filed a Registration Statement on Form S-1 (File No. 333-291796) (as amended, the “Registration Statement”), which was subsequently amended on December 22, 2025 and declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on December 23, 2025. The Registration Statement registered (i) the offer and sale by the Company of warrants to purchase shares of common stock, par value $0.0001 per share (the “Common Stock”), and shares of Common Stock issuable upon exercise of such warrants and upon conversion of exchangeable shares, and (ii) the offer and resale from time to time by the selling securityholders named therein of shares of Common Stock and warrants to purchase Common Stock.

On July 17, 2025, the Company filed a Registration Statement on Form S-4 (File No. 333-288735), which was subsequently amended on August 15, 2025, September 4, 2025, September 16, 2025, and September 23, 2025, and declared effective by the SEC on September 26, 2025 (as amended and supplemented, the “Prior Form S-4 Registration Statement” and, together with the Registration Statement, the “Original Registration Statements”).

On June 5, 2026, the Company filed Post-Effective Amendment No. 2 to the Registration Statement (the “Post-Effective Amendment No. 2”), which was declared effective by the SEC on June 5, 2026. Post-Effective Amendment No. 2 was filed (i) pursuant to Rule 429 under the Securities Act of 1933, as amended (the “Securities Act”), to combine the prospectuses included in the Original Registration Statements, (ii) to convert the Prior Form S-4 Registration Statement into a Registration Statement on Form S-1, (iii) to serve as a Section 10(a)(3) update to each of the Original Registration Statements, and (iv) to make certain other updates to the prospectus that formed a part of Post-Effective Amendment No. 2. No additional securities were registered under Post-Effective Amendment No. 2.

This Post-Effective Amendment No. 3 to Form S-1 on Form S-3 (this “Post-Effective Amendment No. 3”) is being filed to convert each of the Original Registration Statements into a Registration Statement on Form S-3.

The information included in this filing amends the Original Registration Statements and the prospectuses contained therein (and all amendments or supplements thereto). No additional securities are being registered under this Post-Effective Amendment. All applicable registration fees were paid at the time of the original filing of the registration statement.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and does not constitute the solicitation of offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED November 3, 2026

TERRESTRIAL ENERGY INC.

Primary Offering of up to

53,325,182 SHARES OF COMMON STOCK UNDERLYING

WARRANTS AND EXCHANGEABLE SHARES

Secondary Offering of up to

14,887,245 SHARES OF COMMON STOCK

1,267,599 WARRANTS TO PURCHASE SHARES OF COMMON STOCK

This prospectus relates to the offer and sale by Terrestrial Energy Inc., a Delaware corporation (“us,” “we,” “Terrestrial Energy,” or the “Company”) of up to:

(i)	4,275,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Company that are issuable by us upon the exercise of warrants issued to HCM Investor Holdings II, LLC (the “Sponsor”);

(ii)	2,575,000 shares of Common Stock that are issuable by us upon the exercise of warrants issued to Cantor Fitzgerald & Co., a New York general partnership (“Cantor”);

(iii)	1,267,599 shares of Common Stock that are issuable by us upon the exercise of warrants issued to an affiliate of the Sponsor in upon conversion of certain working capital loans at the closing of the Business Combination (as defined below) (the “Working Capital Warrants”, together with the warrants referenced in (i) (ii), the “Private Placement Warrants”);

(iv)	10,490,884 shares of Common Stock that are issuable by us upon the exercise of warrants held by the pre-Business Combination stockholders of Terrestrial Energy Development Inc. (“TEDI”), a Delaware corporation and wholly-owned subsidiary of the Company (the “Legacy Terrestrial Warrants”);

(v)	11,500,000 shares of Common Stock that are issuable by us upon the exercise of our publicly traded warrants (the together with the Private Placement Warrants, the “Listed Warrants”); and

(vi)	23,216,699 shares of Common Stock issuable upon the conversion of the Class B exchangeable shares (the “Class B Exchangeable Shares”) and Class C exchangeable shares (the “Class C Exchangeable Shares”, together with the Class B Exchangeable Shares, the “Exchangeable Shares”) in the capital of Terrestrial Energy Canada (Exchange) Inc., a corporation existing under the laws of the Province of Ontario (“ExchangeCo”).

This prospectus also relates to the offer and resale from time to time by the selling securityholders (including their transferees, donees, pledgees and other successors-in-interest) named in this prospectus (the “Selling Securityholders”) entitled to resale registration rights pursuant to the Amended and Restated Registration Rights Agreement, dated as of October 28, 2025 (the “Registration Rights Agreement”) or other agreements, of up to:

(i)	6,621,250 shares of Common Stock issuable to certain Selling Securityholders upon exercise of Private Placement Warrants (the “Resale Warrant Shares”);

(ii)	2,773,995 shares of Common Stock (the “PIPE Shares”) that were issued to certain Selling Securityholders pursuant to the subscription agreements, each dated as of March 26, 2025, with the investors party thereto (the “PIPE Investors”);

(iii)	5,492,000 shares of Common Stock (the “Founder Shares”) that were issued to the Sponsor and its transferees in connection with the Company’s domestication as a Delaware corporation (the “Domestication”); and

(iv)	1,267,599 Working Capital Warrants (such securities described in clauses (i) through (iv) collectively, the “Resale Securities”).

We are registering the offer and sale and/or resale of these securities to satisfy certain registration obligations we have and certain registration rights we have granted. The Selling Securityholders may offer all or part of the Resale Securities for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. The Resale Securities are being registered to permit the Selling Securityholders to sell Resale Securities from time to time, in amounts, at prices and on terms determined at the time of offering. The Selling Securityholders may sell the Resale Securities through ordinary brokerage transactions, in underwritten offerings, directly to market makers of our securities or through any other means described in the section entitled “Plan of Distribution” herein. In connection with any sales of Resale Securities offered hereunder, the Selling Securityholders, any underwriters, agents, brokers or dealers participating in such sales may be deemed to be “underwriters” within the meaning of the Securities Act, or the Exchange Act. We are registering the Resale Securities for resale by the Selling Securityholders, or their donees, pledgees, transferees, distributees or other successors-in-interest selling our Common Stock or Listed Warrants or interests in our Common Stock or Listed Warrants received after the date of this prospectus from the Selling Securityholders as a gift, pledge, partnership distribution or other transfer. Certain Resale Securities held by the Selling Securityholders party to the Registration Rights Agreement are subject to lock-up restrictions that prohibit them from selling such securities at this time, subject to certain exceptions. See the section of this prospectus entitled “Description of Capital Stock.”

As October 26, 2026, we had 105,790,799 shares of Common Stock and share equivalents outstanding, including 23,216,699 shares of Common Stock that would be issued and outstanding upon the exchange of outstanding Exchangeable Shares.

The shares of Common Stock being offered for resale by the Selling Securityholders pursuant to this prospectus represent approximately 18.0% of our total issued and outstanding shares of Common Stock, and the Listed Warrants being offered for resale pursuant to this prospectus represent approximately 4.2% of our current total outstanding warrants. Upon expiration of the contractual lock-up restrictions mentioned above, the Selling Securityholders, including Shawn Matthews, one of our former directors, will be able to sell all of their Resale Securities registered for resale hereunder for so long as this registration statement of which this prospectus forms a part is available for use. Given the substantial number of Resale Securities being registered for potential resale by the Selling Securityholders pursuant to the registration statement of which this prospectus forms a part, the sale of such Resale Securities by the Selling Securityholders, or the perception in the market that the Selling Securityholders may or intend to sell all or a significant portion of such Resale Securities, could increase the volatility of the market price of our Common Stock or Listed Warrants or result in a significant decline in the public trading price of our Common Stock or Listed Warrants. The Selling Securityholders acquired, or have the option to acquire, the shares of Common Stock covered by this prospectus at prices ranging from less than $0.01 per share to $11.50 per share. By comparison, the closing price per share as of October 26, 2026 was $2.94 per share and the offering price to public stockholders in the Company’s IPO was $10.00 per unit, each of which consisted of one ordinary share and one-half of one redeemable public warrant of the Company. Consequently, certain Selling Securityholders may realize a positive rate of return on the sale of their Resale Securities covered by this prospectus even if the market price of the Common Stock decreases below the current market price or remains below the $10.00 per unit price offered in the Company’s initial public offering and public stockholders and/or warrantholders may experience a negative rate of return on their investment.

We will not receive any proceeds from the sale of the Resale Securities by the Selling Securityholders. We will receive the proceeds upon exercise of any warrants to the extent such warrants are exercised for cash. Assuming the exercise of all outstanding Listed Warrants for cash, we would receive aggregate proceeds of approximately $225.6 million. However, we will only receive such proceeds if all warrant holders fully exercise their warrants for cash. The exercise price of the Listed Warrants is $11.50 per share. Assuming the exercise of all outstanding Legacy Terrestrial Warrants for cash, we would receive aggregate proceeds of approximately $23.9 million. However, we will only receive such proceeds if all Legacy Terrestrial Warrant holders fully exercise their warrants for cash. The exercise price of the Legacy Terrestrial Warrants is $2.24 per share. We believe that the likelihood that holders determine to exercise their warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the market price of our Common Stock. If the market price for our Common Stock is less than the exercise price of the our warrants (on a per share basis), as applicable, we believe that holders will be very unlikely to exercise any of their warrants, and accordingly, we will not receive any such proceeds. There is no assurance that the warrants will be or will remain “in the money” prior to their expiration or that the holders will exercise their warrants. Holders of warrants have the option to exercise their respective warrants on a cashless basis in accordance with the terms of the Amended and Restated Warrant Agreement, dated October 28, 2025, by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agreement”) and the Legacy Terrestrial Warrants (as applicable). To the extent that any warrants are exercised on a cashless basis, the amount of cash we would receive from the exercise of such warrants will decrease.

We will bear all costs, expenses, and fees in connection with the registration of the Resale Securities. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their respective sales of the Resale Securities.

Our Common Stock and Listed Warrants are listed on the Nasdaq Stock Market LLC (“Nasdaq”) under the symbols “IMSR” and “IMSRW,” respectively. On October 29, 2026, the closing price of our Common Stock was $3.46 per share and the closing price for our Listed Warrants was $0.63 per warrant.

We are an “emerging growth company” and a “smaller reporting company” under the federal securities laws and will be subject to reduced disclosure and public reporting requirements. See “Summary - Implications of Being an Emerging Growth Company and a Smaller Reporting Company.”

Investing in shares of our securities involves risks that are described in the “Risk Factors” section beginning on page 9 of this prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 3, 2026.

You should rely only on the information contained in this prospectus or any amendment or supplement to this prospectus. This prospectus is an offer to sell only the securities offered hereby, but only under the circumstances and in jurisdictions where it is lawful to do so. Neither we nor the Selling Securityholders have authorized anyone to provide you with information different from that contained in this prospectus or any amendment or supplement to this prospectus. Neither we nor the Selling Securityholders take any responsibility for, or can provide any assurance as to the reliability of, any information other than the information in this prospectus or any amendment or supplement to this prospectus. The information in this prospectus or any amendment or supplement to this prospectus is accurate only as of its date, regardless of the time of delivery of this prospectus or any amendment or supplement to this prospectus, as applicable, or any sale of the securities offered by this prospectus. Our business, financial condition, results of operations, and prospects may have changed since that date.

For Investors Outside the United States: We and the Selling Securityholders are offering to sell, and seeking offers to buy, the securities offered by this prospectus only in jurisdictions where offers and sales are permitted. Neither we nor the Selling Securityholders have done anything that would permit this offering or the possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities offered by this prospectus and the distribution of this prospectus outside the United States.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using the “shelf” registration process. Under the shelf registration process, the Selling Securityholders may, from time to time, sell the securities offered by them described in this prospectus through any means described in the section titled “Plan of Distribution.” More specific terms of any securities that the Selling Securityholders and their permitted transferees offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. This prospectus also relates to the issuance by us of shares of Common Stock from time to time upon the occurrence of the events described in this prospectus.

We may also provide a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part to add information to, or update or change information contained in, this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement or post-effective amendment modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part together with the additional information to which we refer you in the sections of this prospectus titled “Where You Can Find More Information.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and you may obtain copies of those documents as described under “Where You Can Find More Information.”

Unless otherwise noted or the context otherwise requires, references to the “Company,” “Terrestrial Energy,” “Terrestrial Energy Inc.,” “we,” “us,” or “our” refer to the business of Terrestrial Energy and its subsidiaries.

We were incorporated on April 4, 2024, as a Cayman Islands exempted corporation under the name HCM II Acquisition Corp. (“HCM II”) for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. On October 23, 2025, HCM II domesticated as a Delaware corporation and changed its name to “Terrestrial Energy Inc.” On October 28, 2025, pursuant to the Business Combination Agreement, by and among HCM II, HCM II Merger Sub Inc., a direct wholly owned subsidiary of HCM II (“Merger Sub”), and TEDI, dated as of March 26, 2025, as amended by Amendment No. 1 dated effective as of October 26, 2025 (the “Business Combination Agreement”), the Company completed the domestication, merger and other transactions contemplated by the Business Combination Agreement (the “Business Combination”) with TEDI, with TEDI surviving as a wholly owned subsidiary of the Company. Following the Business Combination, the Company became a holding company whose operations are conducted through TEDI and whose primary asset is its equity interest in TEDI. For accounting and financial reporting purposes, the Business Combination was accounted for as a reverse recapitalization, with TEDI treated as the accounting acquirer and HCM II treated as the accounting acquiree.

References to a year refer to our fiscal years ended on December 31 of the specified year.

Certain monetary amounts, percentages and other figures included herein have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables and charts may not be the arithmetic aggregation of the figures that precede them, and figures expressed as percentages in the text may not total 100% or, as applicable, when aggregated may not be the arithmetic aggregation of the percentages that precede them.

MARKET AND INDUSTRY DATA

The Company is responsible for the disclosure contained in this prospectus. Information contained in this prospectus concerning the market and the industry in which the Company competes, including its market position, general expectations of market opportunity, size and growth rates, is based on information from various third-party sources, on assumptions made by the Company based on such sources and the Company’s knowledge of the markets for its services and solutions. This information and any estimates provided herein involve numerous assumptions and limitations, and you are cautioned not to give undue weight to such information. Third-party sources generally state that the information contained in such source has been obtained from sources believed to be reliable but that there can be no assurance as to the accuracy or completeness of such information. The Company has not independently verified this third-party information. The industry in which the Company is subject to a high degree of uncertainty and risk. As a result, the estimates and market and industry information provided in this prospectus are subject to change based on various factors, including those described in the sections of this prospectus entitled “Cautionary Statement Regarding Forward-Looking Statements”, “Risk Factors”, as well as the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including with respect to the effects of the Business Combination Agreement. These statements are based on the beliefs and assumptions of the Company’s management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. While the Company believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, the Company cannot assure you that it will achieve or realize these plans, intentions or expectations. Forward-looking statements can generally be identified by the use of words such as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “strive,” “target,” “will,” “would” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking.

Forward-looking statements in this prospectus and in any document incorporated by reference in this prospectus may include, for example, statements about the Company, including:

•	the ability to realize the benefits expected from the Business Combination;

•	the ability to maintain the listing of the Common Stock and the Listed Warrants on Nasdaq;

•	the ability to raise financing in the future and to comply with restrictive covenants related to long-term indebtedness;

•	the future financial performance of the Company;

•	the Company’s ability to retain or recruit its respective officers, key employees or directors;

•	the Company’s ability to comply with laws and regulations applicable to its business; and

•	expansion plans and opportunities.

These forward-looking statements are based on information available as of the date of this prospectus and the Company’s management teams’ current expectations, forecasts and assumptions, and involve a number of judgments, known and unknown risks and uncertainties and other factors, many of which are outside the control of the Company and its directors, officers and affiliates. Accordingly, forward-looking statements should not be relied upon as representing the Company’s management teams’ respective views as of any subsequent date. The Company does not undertake any obligation to update, add or to otherwise correct any forward-looking statements contained herein to reflect events or circumstances after the date they were made, whether as a result of new information, future events, inaccuracies that become apparent after the date hereof or otherwise, except as may be required under applicable securities laws.

You should not place undue reliance on these forward-looking statements. Should one or more of a number of known and unknown risks and uncertainties materialize, or should any of our assumptions prove incorrect, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to:

•	the fact that the Company has a limited history in commercial operations which limits the accuracy of any forward-looking forecasts, prospects or business outlook or plans;

•	that the Company may not be able to generate positive cashflow from its expected future business operations;

•	there may be time delays, unforeseen expenses, increased capital costs, and other complications;

•	inability to convert current commercial discussions and/or memorandums of understanding with customers into definitive contracts;

•	operating in a highly competitive industry;

•	inability to obtain sufficient capital or other resources necessary to provide for such production;

•	any failure by management to manage growth properly could negatively impact our business;

•	power or other utility disruption or shortage;

•	increasing costs, including rising electricity and other utility costs, or limited access to raw materials;

•	any failure to comply with the laws and regulations governing the use, transportation, and disposal of toxic, hazardous and/or radioactive materials;

•	any inability to meet individual customer specifications;

•	work stoppages or similar difficulties, breakdown in labor relations, or a shortage of skilled technicians and engineers;

•	failure to retain key personnel or attract additional qualified personnel;

•	failure to comply with certain agreements with government entities that have provided us with certain incentives and favorable financing;

•	impacts of force majeure events;

•	that the Company has generated negative operating cash flows and may experience negative cash flow from operations in the future;

•	extensive and costly environmental requirements;

•	the need to obtain and sustain governmental approvals and permits;

•	failure to comply with applicable anti-corruption, anti-bribery, anti-money laundering and similar laws and regulations;

•	costs of compliance with environmental, health and safety regulations;

•	the impacts of climate change;

•	possible litigation risks, including permit disputes (including in respect of access and/or validity of tenure), environmental claims, occupational health and safety claims and employee claims;

•	any infringement of the intellectual property rights of third parties;

•	failure to adequately protect intellectual property rights;

•	issue with information technology systems, including cyber threats, disruption, damage and failure;

•	use of resources and management attention related to the requirements of being a public company in the United States;

•	risks relating to the negative public or potential perception of the Company or the nuclear energy industry in general;

•	changes to United States trade policies, including new tariffs or the renegotiation or termination of existing trade agreements or treaties; and

•	substantial governmental support for competing technologies or their fuel supply may reduce our competitive advantage.

SUMMARY

This summary highlights selected information from this prospectus and may not contain all of the information that is important to you in making an investment decision. Before investing in our securities, you should read this entire document carefully, including the information set forth under the heading “Risk Factors” and our consolidated financial statements and the related notes and the other information incorporated by reference into this prospectus. Some of the statements in this prospectus constitute forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Statements.”

Overview

The Business

Terrestrial Energy Inc. is an advanced nuclear technology company developing the Integral Molten Salt Reactor nuclear plant (the “IMSR Plant”), which uses the Company’s proprietary design of Generation IV reactor technology. The IMSR Plant is designed to offer large improvements in affordability and utility of nuclear plants and by extension the cost competitiveness of nuclear energy supply when compared to plants built using Light Water Reactor technology as well as other Generation IV technology.

The IMSR Plant uses molten salt reactor technology, which is characterized by its distinctive use of a molten salt eutectic that acts as both nuclear fuel and reactor coolant. This approach enables stable, high-temperature reactor operation, which supports high-efficiency electricity generation using steam turbines as well as direct use as a supply of thermal energy for industrial plant operators seeking clean energy alternatives to fossil fuel combustion in industrial processes.

The Company estimates that the operational advantages accruing from reactor technology and plant design choices place the IMSR Plant competitively in a large and growing serviceable addressable market valued at $1.6 trillion today in Organization for Economic Co-operation and Development (OECD) countries. This market includes both clean, firm, and high-temperature thermal energy, and grid-based electric power supply, across a wide range of industrial and grid applications.

The Company believes that its choice of long-proven molten salt reactor technology for the IMSR Plant, designed within a pragmatic and market-focused innovative process that includes the use of standard nuclear fuel, delivers a market-competitive product in a compelling time frame. The IMSR Plant is scheduled for first commercial operation by the mid-2030s, and fleet operation commencing in the late 2030s.

The Company believes that timing of IMSR Plant development is aligned with changes in market demand for nuclear energy and nuclear reactor innovation. These are driven by major industrial innovations in other industrial sectors, by national energy supply insecurity, elevated by the Ukrainian War, by national energy policy objectives particularly in the US, and by a broad realization that net-zero is not feasible without a massive expansion in nuclear energy supply as evidenced by declarations at COP28 in Dubai.

Corporate History

HCM II was a special purpose acquisition company incorporated on April 4, 2024, as a Cayman Islands exempted corporation for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses. On October 23, 2025, HCM II domesticated as a Delaware corporation and changed its name to “Terrestrial Energy Inc.” On October 28, 2025, pursuant to the Business Combination Agreement, dated as of March 26, 2025, as amended, the Company completed the Business Combination with TEDI, with TEDI surviving as a wholly owned subsidiary of the Company. Following the Business Combination, the Company became a holding company whose operations are conducted through TEDI and whose primary asset is its equity interest in TEDI. For accounting and financial reporting purposes, the Business Combination was accounted for as a reverse recapitalization, with TEDI treated as the accounting acquirer and HCM II treated as the accounting acquiree. Our principal executive office is located at 2730 W. Tyvola Road, Suite 100, Charlotte, NC 28217. Our telephone number is (646) 687-8212. Our website address is https://www.terrestrialenergy.com/.

THE OFFERING

Issuer	Terrestrial Energy Inc.

Common Stock Offered by Us	Up to 53,325,182 shares of Common Stock, consisting of: (i) up to 8,117,599 shares of Common Stock that are issuable upon the exercise of the Private Placement Warrants, (ii) up to 10,490,884 shares of Common Stock that are issuable by us upon the exercise of the Legacy Terrestrial Warrants, (iii) up to 11,500,000 shares of Common Stock that are issuable by us upon the exercise of the Listed Warrants, and (iv) up to 23,216,699 shares of Common Stock issuable upon the conversion of the Exchangeable Shares.

Common Stock That May Be Offered and Sold From Time to Time by the Selling Securityholders	Up to 14,887,245 shares of Common Stock held by or issuable to Selling Securityholders entitled to resale registration rights pursuant to the Registration Rights Agreement or other agreements, consisting of up to (i) 6,621,250 Resale Warrant Shares, (ii) 2,773,995 PIPE Shares, and (iii) 5,492,000 Founder Shares.

Warrants That May Be Offered and Sold From Time to Time by the Selling Securityholders	1,267,599 Working Capital Warrants.

Terms of the Offering

We will issue shares of Common Stock upon (i) exercise of the Listed Warrants pursuant to the terms of the Warrant Agreement, and (ii) exercise of the Legacy Terrestrial Warrants pursuant to the terms of the Legacy Terrestrial Warrants.

The Selling Securityholders will determine when and how they will dispose of any Resale Securities.

Terms of Warrants Offered for Resale	Each Working Capital Warrant entitles the holder to purchase one share of Common Stock at an exercise price of $11.50 per share, subject to adjustment pursuant to the terms of the Warrant Agreement.

All Working Capital Warrants expire on October 28, 2030, at 5:00 p.m., New York City time.

Share and Share Equivalents Outstanding Before this Offering	• 82,771,778 shares of Common Stock issued and outstanding and 23,216,699 shares of Common Stock that would be issued and outstanding upon the exchange of outstanding Exchangeable Shares;

• 20 shares of special voting preferred stock, par value $0.0001 per share (the “Special Voting Stock”);

• Private Placement Warrants exercisable for 8,117,599 shares of Common Stock, at an exercise price of $11.50 per share, subject to adjustment;

• Legacy Terrestrial Warrants exercisable for 10,490,884 shares of Common Stock, at an exercise price of $2.24 per share, subject to adjustment; and

• Listed Warrants exercisable for 11,500,000 shares of Common Stock, at an exercise price of $11.50 per share, subject to adjustment.

Share and Share Equivalents Outstanding After this Offering	• 136,096,960 shares of Common Stock issued and outstanding assuming the full exchange of outstanding Exchangeable Shares and cash exercise of all Legacy Terrestrial Warrants and Listed Warrants; and

• 0 shares of Special Voting Stock.

Use of Proceeds

We will receive the proceeds from any exercise of the warrants for cash. Each Listed Warrant entitles the holder thereof to purchase one share of Common Stock at a price of $11.50 per share and each Legacy Terrestrial Warrant entitles the holder thereof to purchase one share of Common Stock at an exercise price of $2.24 per share. Assuming the exercise of all outstanding Listed Warrants for cash, we would receive aggregate proceeds of approximately $225.6 million. Assuming the exercise of all outstanding Legacy Terrestrial Warrants for cash, we would receive aggregate proceeds of approximately $23.5 million. We believe that the likelihood that holders of warrants determine to exercise their warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the market price of our Common Stock. If the price of our Common Stock is below the applicable exercise price, holders will be unlikely to cash exercise their warrants, resulting in little to no cash proceeds to us. There is no assurance that the warrants will be “in the money” prior to their expiration or that holders will exercise their warrants, as applicable. Holders of warrants have the option to exercise their warrants on a cashless basis in accordance with the Warrant Agreement or the Legacy Terrestrial Warrants, as applicable. If the warrants are exercised pursuant to a cashless exercise feature, we will not receive any cash from these exercises.

We intend to use the proceeds received from the exercise of the warrants, if any, for general corporate purposes. See “Use of Proceeds.”

All of the Resale Securities offered by the Selling Securityholders will be sold by them for their respective accounts. We will not receive any of the proceeds from these sales.

The Selling Securityholders will pay any underwriting fees, discounts, selling commissions, stock transfer taxes, and certain legal expenses incurred by such Selling Securityholders in disposing of their Resale Securities, and we will bear all other costs, fees, and expenses incurred in effecting the registration of such securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees, and fees and expenses of our counsel and our independent registered public accountants.

Risk Factors	See the section titled “Risk Factors” and other information included in this prospectus, and incorporated by reference herein, for a discussion of factors you should consider carefully before deciding to invest in our capital stock.

Nasdaq Symbol for our Listed Warrants	IMSRW

Nasdaq Symbol for our Common Stock	IMSR

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile. In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of our IPO, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to emerging growth company will have the meaning associated with it in the JOBS Act.

We have elected to take advantage of certain of the reduced disclosure obligations in this prospectus and may elect to take advantage of other reduced reporting requirements in our future filings with the SEC. As a result, the information that we provide to holders of our Common Stock may be different than what you might receive from other public reporting companies in which you hold equity interests.

We have elected to avail ourselves of the provision of the JOBS Act that permits emerging growth companies to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. As a result, we will not be subject to new or revised accounting standards at the same time as other public companies that are not emerging growth companies.

We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies until the fiscal year following the determination that our voting and non-voting common stock held by non-affiliates is $250 million or more measured on the last business day of our second fiscal quarter, or our annual revenues are less than $100 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is $700 million or more measured on the last business day of our second fiscal quarter.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties described below, together with risk factors described under the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for our most recent fiscal year (together with any material changes thereto contained in subsequent filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) and those contained in our other filings with the SEC, which are incorporated by reference in this prospectus, together with the other information contained in or incorporated by reference in this prospectus, including our consolidated financial statements and the related notes. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that adversely affect our business or results of operations.

Risks Related to this Offering by Us and the Selling Securityholders

Sales, or the perception of sales, of our Common Stock or warrants by us or our existing securityholders could dilute existing stockholders and cause the market price for our Common Stock or Listed Warrants to decline.

The sale of substantial amounts of Common Stock or our warrants could dilute existing security holders and such sales, or the perception that such sales could occur, could harm the prevailing market price of the Common Stock or our Listed Warrants. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

Subject to the continued effectiveness of this registration statement, securities held by or issuable to certain of our securityholders are or will be eligible for resale. As restrictions on resale end, the market price of our Common Stock could drop significantly if the holders of these securities sell them or are perceived by the market as intending to sell them. These factors could also make it more difficult for us to raise additional funds through future offerings of our Common Stock or other securities.

In particular, this registration statement covers our primary issuance of up to 53,325,182 shares of Common Stock consisting of: (i) up to 8,117,599 shares that are issuable by us upon the exercise of Private Placement Warrants; (ii) up to 10,490,884 shares that are issuable by us upon the exercise of Legacy Terrestrial Warrants; (iii) up to 11,500,000 shares that are issuable by us upon the exercise of the Listed Warrants issued in our initial public offering; and (iv) up to 23,216,699 shares of Common Stock issuable upon the conversion of the Exchangeable Shares. Upon effectiveness of this registration statement, all 53,492,818 shares of Common Stock registered for primary issuance would be freely tradable without restriction or further registration under the Securities Act by persons other than our “affiliates.”

Further, pursuant to this registration statement, the Selling Securityholders can sell, under this prospectus, up to 14,887,245 shares of Common Stock, constituting approximately 18.0% of our outstanding Common Stock, as of October 26, 2026 (excluding in each case 19,617,599 shares issuable upon the exercise of all outstanding Listed Warrants, and 10,490,884 shares issuable upon the exercise of all outstanding Legacy Terrestrial Warrants), including: (i) 2,773,995 PIPE Shares issued to certain Selling Securityholders pursuant to those certain subscription agreements, each dated as of March 26, 2025 (the “PIPE Subscription Agreements”); (ii)  5,492,000 Founder Shares; and (iii) up to 6,621,250 Resale Warrant Shares. An affiliate of the Sponsor also may sell up to 1,267,599 Working Capital Warrants.

In the case of this registration statement, depending on the price, the public securityholders may have paid significantly more than the Selling Securityholders for any Resale Securities they may have purchased in the open market based on variable market price. All of the securities offered pursuant to such registration statement may be resold for so long as the applicable registration statement and prospectus are available for use.

The sale of all or a substantial portion of the securities being offered in this prospectus could result in a significant decline in the public trading price of our securities. Despite such a decline in the public trading price, some of the Selling Securityholders may still experience a positive rate of return on the securities they purchased due to the price at which such securityholder initially purchased the securities. See the sections of this prospectus entitled “Selling Securityholders” and “-Risks Related to this Offering by Us and the Selling Securityholders- Certain existing securityholders, including certain Selling Securityholders, purchased or may purchase, securities in the Company at a price below the current trading price of such securities, and may experience a positive rate of return based on the current trading price. Future investors in the Company may not experience a similar rate of return.” for additional information on potential dilution as a result of the securities held by the Selling Securityholders and certain other securityholders entitled to registration rights and the potential profits the Selling Securityholders and such other securityholders may experience.

In addition, the shares of Common Stock reserved for future issuance under our equity incentive plans will become eligible for sale in the public market once those shares are issued, subject to provisions relating to various vesting agreements, lock-up agreements and, in some cases, limitations under Rule 144, as applicable. Approximately 19,165,531 shares of Common Stock are reserved for issuance under our equity incentive plans. Shares registered under our registration statements on Form S-8 that have been filed to date are available for sale in the open market upon effectiveness.

USE OF PROCEEDS

We will receive the proceeds from any exercise of the Company’s outstanding warrants for cash. Each Listed Warrant entitles the holder thereof to purchase one share of Common Stock at a price of $11.50 per share and each Legacy Terrestrial Warrant entitles the holder thereof to purchase one share of Common Stock at a price of $2.24 per share. Assuming the exercise of all outstanding Listed Warrants for cash, we would receive aggregate proceeds of approximately $225.6 million. Assuming the exercise of all outstanding Legacy Terrestrial Warrants for cash, we would receive aggregate proceeds of approximately $23.5 million. We believe that the likelihood that holders of our warrants determine to exercise their warrants and therefore the amount of cash proceeds that we would receive, is dependent upon the market price of our Common Stock. If the price of our Common Stock is below the exercise price of the warrants, holders will be unlikely to exercise their warrants using cash, resulting in little to no cash proceeds to us. There is no assurance that the warrants will be “in the money” prior to their expiration or that holders will exercise their warrants. Holders of our warrants have the option to exercise their warrants on a cashless basis in accordance with the Warrant Agreement or the Legacy Terrestrial Warrants, as applicable. If the warrants are exercised pursuant to a cashless exercise feature, we will not receive any cash from these exercises.

We intend to use the proceeds received from the exercise of the warrants, if any, for general corporate purposes.

All of the Resale Securities offered by the Selling Securityholders will be sold by them for their respective accounts. We will not receive any of the proceeds from these sales.

The Company will not receive any proceeds from the conversion of Exchangeable Shares into shares of Common Stock.

The Selling Securityholders will pay any underwriting fees, discounts, selling commissions, stock transfer taxes, and certain legal expenses incurred by such Selling Securityholders in disposing of their Resale Securities, and we will bear all other costs, fees, and expenses incurred in effecting the registration of such securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees, and fees and expenses of our counsel and our independent registered public accountants.

SELLING SECURITYHOLDERS

This prospectus relates to the possible resale by the Selling Securityholders from time to time of (i) an aggregate of 14,887,245 shares of Common Stock and (ii) 1,267,599 Working Capital Warrants.

The Selling Securityholders may offer and sell, from time to time, any or all of the Resale Securities being offered for resale by this prospectus after the applicable lock-up period elapses. Please see the section entitled “Description of Capital Stock” for further information regarding the rights and restrictions of these Resale Securities.

In this prospectus, the term “Selling Securityholders” includes (i) the entities identified in the table below (as such table may be amended from time to time by means of an amendment to the registration statement of which this prospectus forms a part or by a supplement to this prospectus) and (ii) any donees, pledgees, transferees or other successors-in-interest that acquire any of the Resale Securities covered by this prospectus after the date of this prospectus from the named Selling Securityholders as a gift, pledge, partnership distribution or other non-sale related transfer.

Certain of the Selling Securityholders have purchased or may acquire or purchase their respective Resale Securities at prices lower than current market prices and may therefore experience a positive rate of return on their investment, even if our public stockholders experience a negative rate of return on their investment. As a result, the Selling Securityholders are able to recognize a greater return on their investment than shareholder or holders of warrants acquired in the public market. Furthermore, the Selling Securityholders may earn a positive rate of return even if the price of the Resale Securities declines significantly. As a result, the Selling Securityholders may be willing to sell their shares at a price less than stockholders that acquired their Resale Securities in the public market or at higher prices than the price paid by such Selling Securityholders, the sale of which would result in the Selling Securityholder realizing a significant gain even if other securityholders experience a negative rate of return.

The sale or possibility of sale of Common Stock or warrants, including those pursuant to this prospectus, could have the effect of increasing the volatility in our Common Stock or Listed Warrant price or putting significant downward pressure on the price of our Common Stock or Listed Warrants. The Common Stock being offered for resale by the Selling Securityholders pursuant to this prospectus represent approximately 18.0% of our total issued and outstanding shares of Common Stock, and the Working Capital Warrants being offered for resale pursuant to this prospectus represent approximately 4.2% of our current total outstanding warrants.

The table below sets forth the name of the Selling Securityholders for which we are registering Resale Securities for resale to the public, and the aggregate principal amount that the Selling Securityholders may offer pursuant to this prospectus. In accordance with SEC rules, individuals and entities below are shown as having beneficial ownership over securities they own or have the right to acquire within 60 days, as well as securities for which they have the right to vote or dispose of such securities. Also, in accordance with SEC rules, for purposes of calculating percentages of beneficial ownership, securities which a person has the right to acquire within 60 days of the date of this prospectus are included both in that person’s beneficial ownership as well as in the total number of securities issued and outstanding used to calculate that person’s percentage ownership but not for purposes of calculating the percentage for other persons. In some cases, the same securities may be reflected more than once in the table below because more than one holder may be deemed the beneficial owner of the same securities. The information set forth in the table below is based upon the information available to us as of the date hereof. Unless otherwise indicated, we believe that all persons named in the table have shared or sole voting and investment power with respect to all ordinary shares beneficially owned by them and the business address of each of the following entities or individuals is 2730 W. Tyvola Road, Suite 100, Charlotte, NC 28217.

Because each Selling Securityholder may dispose of all, none or some portion of their Resale Securities, no estimate can be given as to the number of Resale Securities that will be beneficially owned by a Selling Securityholder upon termination of this offering. For purposes of the table below, however, we have assumed that after termination of this offering none of the Resale Securities covered by this prospectus will be beneficially owned by the Selling Securityholder and further assumed that the Selling Securityholders will not acquire beneficial ownership of any additional securities during the offering. In addition, the Selling Securityholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our securities in transactions exempt from the registration requirements of the Securities Act after the date on which the information titled “Plan of Distribution” for further information regarding the Selling Securityholders’ method of distributing these Resale Securities.

				Warrants to Purchase
	Common Stock			Common Stock
			Common
			Stock
			Beneficially			Beneficially
	Common		Owned			Owned
	Stock		After Sale of			After
	Beneficially	Common	all Common		Number	Sale of All
	Owned	Stock	Stock	Warrants	Registered	Warrants
	Prior to	Registered	Offered	Prior to	for Sale	Offered
Name	Offering	Hereby	Hereby	Offering	Hereby	Hereby
Cantor Fitzgerald & Co.(1)	1,132,851	1,132,851	-	1,082,851	-	1,082,851
MMCAP International Inc. SPC(2)	593,279	593,279	-	305,000	-	305,000
Alyeska Master Fund, LP(3)	454,216	454,216	-	152,500	-	152,500
The K2 Principal Fund L.P.(4)	274,500	274,500	-	152,500	-	152,500
Nautilus Master Fund, L.P.(5)	274,500	274,500	-	152,500	-	152,500
Magnetar Alpha Star Fund LLC(6)(8)	65,880	65,880	-	36,600	-	36,600
Magnetar Lake Credit Fund LLC(7)(8)	109,800	109,800	-	61,000	-	61,000
Magnetar Xing He Master Fund Ltd(8)(9)	93,330	93,330	-	51,850	-	51,850
Magnetar SC Fund Ltd(8)(10)	43,920	43,920	-	24,400	-	24,400
Magnetar Structured Credit Fund, LP(8)(11)	98,820	98,820	-	54,900	-	54,900
Magnetar Constellation Master Fund, Ltd(8)(12)	137,250	137,250	-	76,250	-	76,250
CSS, LLC(13)	274,500	274,500	-	152,500	-	152,500
Kepos Alpha Master Fund L.P.(14)	332,475	332,475	-	184,725	-	184,725
Kepos Special Opportunities Master Fund L.P.(15)	79,275	79,275	-	44,025	-	44,025
AQR Diversified Arbitrage Fund, a series of AQR Funds(16)(17)	132,905	132,905	-	73,836	-	73,836
AQR Corporate Arbitrage Master Account, L.P.(17)(18)	49,055	47,028	2,027	26,127	-	26,127
AQR Absolute Return Master Account, L.P.(17)(19)	56,957	54,184	2,773	30,102	-	30,102
AQR APEX MS Master Account, L.P.(17)(20)	41,054	38,849	2,205	21,583	-	21,583
AQR Global Alternative Investment Offshore Fund, L.P.(17)(21)	278,242	266,832	11,410	148,240	-	148,240
AQR SPAC Opportunities Offshore Fund, L.P.(19)(22)	9,202	9,202	-	5,112	-	5,112
Shawn P. Matthews(23)	40,000	40,000	-	-	-	-
Shawn Matthews(24)	7,119,231	3,530,000	-	5,810,717	1,267,599	4,543,118
Richard C. Donohoe(25)	40,000	40,000	-	-	-	-
LMR Multi-Strategy Master Fund Limited(26)	1,423,754	205,875	1,217,879	114,375	-	114,375
LMR CCSA Master Fund Limited(27)	1,423,756	205,875	1,217,881	114,375	-	114,375
Ascent Partners LLC(28)	261,000	261,000	-	145,000	-	145,000
Altana Calderwood Specialist Alpha Fund(29)(30)	13,725	13,725	-	7,625	-	7,625
Harraden Circle Investors, LP(30)(31)	109,800	109,800	-	61,000	-	61,000
Harraden Circle Special Opportunities, LP(30)(32)	150,975	150,975	-	83,875	-	83,875
Picton Mahoney Arbitrage Fund(33)(34)	6,498	6,498	-	3,610	-	3,610
Picton Mahoney Arbitrage Plus Fund(34)(35)	57,710	57,710	-	32,061	-	32,061
Picton Mahoney Fortified Arbitrage Alternative Fund(34)(36)	28,473	28,473	-	15,818	-	15,818
Picton Mahoney Fortified Arbitrage Plus Alternative Fund(34)(37)	319,069	319,069	-	177,261	-	177,261
HITE Hedge Horizon LP(38)(39)	19,100	19,100	-	-	-	-
HITE Hedge Offshore Ltd(39)(40)	127,100	127,100	-	-	-	-
HITE Hedge II LP(39)(41)	288,100	288,100	-	-	-	-
HITE Hedge LP(39)(42)	65,700	65,700	-	-	-	-
Context Partners Master Fund, L.P.(43)	137,250	137,250	-	76,250	-	76,250
Steven Bischoff(44)	40,000	40,000	-	-	-	-
YA II PN, Ltd.(45)	274,500	274,500	-	152,500	-	152,500
Galaxy Digital LP(46)	500,000	500,000	-	-	-	-
Riverview Omni Master Fund LP(47)	3,987,500	1,500,000	2,487,500	-	-	-
Alberta Investment Management Corporation(48)	411,750	411,750	-	228,750	-	228,750
Highbridge Tactical Credit Master Fund, L.P.(49)	462,341	462,341	-	256,856	-	256,856
Highbridge Tactical Credit Institutional Fund, Ltd.(50)	86,659	86,659	-	48,144	-	48,144

(1)	Common Stock Registered Hereby consists of 50,000 shares of Common Stock and 1,082,851 shares of Common Stock issuable upon exercise of Private Placement Warrants. Cantor Fitzgerald & Co. (“CF&CO”) is the record owner of the securities reported herein. The business address of CF&CO is 110 East 59th Street, New York, NY 10022. Cantor Fitzgerald Securities (“CFS”) controls the managing general partner of CF&CO. Cantor Fitzgerald, L.P. (“CFLP”) indirectly controls each of CFS and CF&CO. CFLP is controlled by CF Group Management, Inc. (“CFGM”), its managing general partner. Mr. Brandon G. Lutnick is the controlling trustee of the trusts owning all of the voting shares of CFGM, and therefore controls CFGM. No one other than Brandon G. Lutnick and entities and trusts controlled by him for the benefit of himself, his siblings and their respective descendants owns more than a 10% economic interest in Cantor Fitzgerald, L.P. As such, each of CFS, CFLP, CFGM and Mr. Lutnick may be deemed to have beneficial ownership of the securities directly held by CF&CO. Each such entity or person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly.
(2)	Common Stock Registered Hereby consists of 288,279 shares of Common Stock and 305,000 shares of Common Stock issuable upon exercise of Private Placement Warrants. MM Asset Management, Inc. is the investment advisor to MMCAP International Inc. SPC. The business address of MMCAP International Inc. SPC is Mourant Governance Service(Cayman) Ltd, 94 Solaris Ave Camana Bay, Grand Cayman, Cayman Islands KY1-1108.
(3)	Common Stock Registered Hereby consists of 122,000 shares of Common Stock and 152,500 shares of Common Stock issuable upon exercise of Private Placement Warrants. Alyeska Investment Group, L.P., the investment manager of Alyeska Master Fund, L.P. (the “Selling Securityholder”), has voting and investment control of the shares held by the Selling Securityholder. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder. The registered address of Alyeska Master Fund, L.P. is at c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street, George Town, Grand Cayman, KY1-1104, Cayman Islands. Alyeska Investment Group, L.P. is located at 77 W. Wacker, Suite 700, Chicago IL 60601.
(4)	Common Stock Registered Hereby consists of 122,000 shares of Common Stock and 152,500 shares of Common Stock issuable upon exercise of Private Placement Warrants. K2 & Associates Investment Management Inc. is the manager of The K2 Principal Fund L.P. The business address of The K2 Principal Fund and K2 & Associates Investment Management Inc. is 2 Bloor Street West, Suite 801, Toronto, ON M4W 3E2 Canada.
(5)	Common Stock Registered Hereby consists of 122,000 shares of Common Stock and 152,500 shares of Common Stock issuable upon exercise of Private Placement Warrants. PF GP Ltd. is the general partner of Nautilus Master Fund, L.P. (“Nautilus”). Voting and investment power over the interests held by Nautilus resides with its investment manager, Periscope Capital Inc. Jamie Wise is the Chief Executive Officer of Periscope Capital Inc. and may be deemed to be the beneficial owner of the interests held by Nautilus. Jamie Wise and Periscope Capital Inc., however, disclaim any beneficial ownership of the interests held by Nautilus. The business address of Nautilus, PF GP Ltd., Periscope Capital Inc. and Jamie Wise is c/o 333 Bay Street, Suite 1240, Toronto, ON M5H 2R2 Canada.
(6)	Common Stock Registered Hereby consists of 29,280 shares of Common Stock and 36,600 shares of Common Stock issuable upon exercise of Private Placement Warrants.
(7)	Common Stock Registered Hereby consists of 48,800 shares of Common Stock and 61,000 shares of Common Stock issuable upon exercise of Private Placement Warrants.
(8)	Magnetar Financial LLC is the manager of Magnetar Lake Credit Fund LLC and Purpose Alternative Credit Fund - T LLC, the managing shareholder of Magnetar Xing He Master Fund Ltd., Magnetar SC Fund Ltd, Magnetar Constellation Master Fund, Ltd, Magnetar Constellation Fund II, Ltd and Purpose Alternative Credit Fund Ltd, and the general partner of Magnetar Structured Credit Fund, LP. Magnetar Capital Partners LP is the sole member of Magnetar Financial LLC. Supernova Management LLC is the general partner of Magnetar Capital Partners LP. David J. Snyderman, the administrative manager of Magnetar Financial LLC, is a citizen of the United States and may be deemed to share voting and investment power with respect to the securities held by Magnetar Lake Credit Fund LLC, Magnetar Xing He Master Fund Ltd, Magnetar SC Fund Ltd, Magnetar Structured Credit Fund, LP, Magnetar Constellation Master Fund, Ltd, Magnetar Constellation Fund II, Ltd, Purpose Alternative Credit Fund - T LLC and Purpose Alternative Credit Fund Ltd. Each of Magnetar Lake Credit Fund LLC, Magnetar Xing He Master Fund Ltd, Magnetar SC Fund Ltd, Magnetar Structured Credit Fund, LP, Magnetar Constellation Master Fund, Ltd, Magnetar Constellation Fund II, Ltd, Purpose Alternative Credit Fund - T LLC, Purpose Alternative Credit Fund Ltd, Magnetar Financial LLC, Magnetar Capital Partners LP, Supernova Management LLC, and Mr. Snyderman disclaims beneficial ownership of the securities except to the extent of its or his pecuniary interest therein. The business address of the Magnetar entities is c/o Magnetar Financial LLC, 1603 Orrington Avenue, 13th Floor, Evanston, IL 60201.
(9)	Common Stock Registered Hereby consists of 41,400 shares of Common Stock and 51,850 shares of Common Stock issuable upon exercise of Private Placement Warrants.
(10)	Common Stock Registered Hereby consists of 19,520 shares of Common Stock and 24,400 shares of Common Stock issuable upon exercise of Private Placement Warrants.
(11)	Common Stock Registered Hereby consists of 43,920 shares of Common Stock and 54,900 shares of Common Stock issuable upon exercise of Private Placement Warrants.
(12)	Common Stock Registered Hereby consists of 61,000 shares of Common Stock and 76,250 shares of Common Stock issuable upon exercise of Private Placement Warrants.
(13)	Common Stock Registered Hereby consists of 122,000 shares of Common Stock and 152,500 shares of Common Stock issuable upon exercise of Private Placement Warrants. CSS, LLC is managed by Brian Bentley, Glenn McMillan and Clayton Struve. The business address is 1 North Wacker Dr., Suite 3075, Chicago, IL 60606.
(14)	Common Stock Registered Hereby consists of 147,750 shares of Common Stock and 184,725 shares of Common Stock issuable upon exercise of Private Placement Warrants. Kepos Capital LP is the investment manager of the selling securityholder and Kepos Partners LLC is the General Partner of the selling securityholder and each may be deemed to have voting and dispositive power with respect to the shares. The general partner of Kepos Capital LP is Kepos Capital GP LLC (the “Kepos GP”) and the Managing Member of Kepos Partners LLC is Kepos Partners MM LLC (“Kepos MM”). Mark Carhart controls Kepos GP and Kepos MM and, accordingly, may be deemed to have voting and dispositive power with respect to the shares held by this selling securityholder. Mr. Carhart disclaims beneficial ownership of the shares held by the selling securityholder. The address of Kepos Capital LP and Mr. Carhart is 11 Times Square, 35th Floor, New York, New York 10036.

(15)	Common Stock Registered Hereby consists of 35,250 shares of Common Stock and 44,025 shares of Common Stock issuable upon exercise of Private Placement Warrants. Kepos Capital LP is the investment manager of the selling securityholder and Kepos Partners LLC is the General Partner of the selling securityholder and each may be deemed to have voting and dispositive power with respect to the shares. The general partner of Kepos Capital LP is Kepos Capital GP LLC (the “Kepos GP”) and the Managing Member of Kepos Partners LLC is Kepos Partners MM LLC (“Kepos MM”). Mark Carhart controls Kepos GP and Kepos MM and, accordingly, may be deemed to have voting and dispositive power with respect to the shares held by this selling securityholder. Mr. Carhart disclaims beneficial ownership of the shares held by the selling securityholder. The address of Kepos Capital LP and Mr. Carhart is 11 Times Square, 35th Floor, New York, New York 10036.
(16)	Common Stock Registered Hereby consists of 56,009 shares of Common Stock and 73,836 shares of Common Stock issuable upon exercise of Private Placement Warrants. AQR Capital Management, LLC acts as investment adviser to AQR Diversified Arbitrage Fund, a series of AQR Funds. AQR Capital Management, LLC is a wholly-owned subsidiary of AQR Capital Management Holdings, LLC, a Delaware limited liability company. Clifford S. Asness may be deemed to control AQR Capital Management, LLC through his voting control over the Board of Managers of AQR Capital Management Holdings, LLC. Each of the parties in this footnote disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest the party may have therein.
(17)	The business address of AQR Diversified Arbitrage Fund, a series of AQR Funds, AQR Corporate Arbitrage Master Account, L.P., AQR Absolute Return Master Account, L.P., AQR APEX MS Master Account, L.P., AQR Global Alternative Investment Offshore Fund, L.P. and AQR SPAC Opportunities Offshore Fund, L.P.is One Greenwich Plaza, Suite 130, Greenwich, CT 06830.
(18)	Common Stock Registered Hereby consists of 20,901 shares of Common Stock and 26,127 shares of Common Stock issuable upon exercise of Private Placement Warrants. AQR Corporate Arbitrage Master Account, L.P. is a Cayman Islands exempted limited partnership. AQR Corporate Arbitrage GP, LLC, a Delaware limited liability company, is its general partner. AQR Capital Management, LLC and AQR Arbitrage, LLC, each a Delaware limited liability company, act as investment adviser to AQR Corporate Arbitrage Master Account, L.P. and have investment and dispositive power over the shares held by the fund. AQR Arbitrage, LLC is deemed to be controlled by AQR Capital Management, LLC. AQR Capital Management, LLC is a wholly-owned subsidiary of AQR Capital Management Holdings, LLC, a Delaware limited liability company. Clifford S. Asness may be deemed to control AQR Capital Management, LLC through his voting control over the Board of Managers of AQR Capital Management Holdings, LLC. Each of the parties in this footnote disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest the party may have therein.
(19)	Common Stock Registered Hereby consists of 24,082 shares of Common Stock and 30,102 shares of Common Stock issuable upon exercise of Private Placement Warrants. AQR Absolute Return Master Account, L.P. is a Cayman Islands exempted limited partnership. AQR Principal Global Asset Allocation LLC, a Delaware limited liability company, is its general partner. AQR Capital Management, LLC and AQR Arbitrage, LLC, each a Delaware limited liability company, act as investment adviser to AQR Absolute Return Master Account, L.P. and have investment and dispositive power over the shares held by the fund. AQR Arbitrage, LLC is deemed to be controlled by AQR Capital Management, LLC. AQR Capital Management, LLC is a wholly-owned subsidiary of AQR Capital Management Holdings, LLC, a Delaware limited liability company. Clifford S. Asness may be deemed to control AQR Capital Management, LLC through his voting control over the Board of Managers of AQR Capital Management Holdings, LLC. Each of the parties in this footnote disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest the party may have therein.
(20)	Common Stock Registered Hereby consists of 17,266 shares of Common Stock and 21,583 shares of Common Stock issuable upon exercise of Private Placement Warrants. AQR APEX MS Master Account, L.P. is a Cayman Islands exempted limited partnership. AQR Apex MS GP, LLC, a Delaware limited liability company, is its general partner. AQR Capital Management, LLC and AQR Arbitrage, LLC, each a Delaware limited liability company, act as investment adviser to AQR APEX MS Master Account, L.P. and have investment and dispositive power over the shares held by the fund. AQR Arbitrage, LLC is deemed to be controlled by AQR Capital Management, LLC. AQR Capital Management, LLC is a wholly-owned subsidiary of AQR Capital Management Holdings, LLC, a Delaware limited liability company. Clifford S. Asness may be deemed to control AQR Capital Management, LLC through his voting control over the Board of Managers of AQR Capital Management Holdings, LLC. Each of the parties in this footnote disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest the party may have therein.
(21)	Common Stock Registered Hereby consists of 118,592 shares of Common Stock and 148,240 shares of Common Stock issuable upon exercise of Private Placement Warrants. AQR Global Alternative Investment Offshore Fund, L.P. is a Cayman Islands exempted limited partnership. AQR Capital Management GP, Ltd., a Cayman Islands company, is its general partner. AQR Capital Management, LLC and AQR Arbitrage, LLC, each a Delaware limited liability company, act as investment adviser to AQR Global Alternative Investment Offshore Fund, L.P. and have investment and dispositive power over the shares held by the fund. AQR Arbitrage, LLC is deemed to be controlled by AQR Capital Management, LLC. AQR Capital Management, LLC is a wholly-owned subsidiary of AQR Capital Management Holdings, LLC, a Delaware limited liability company. Clifford S. Asness may be deemed to control AQR Capital Management, LLC through his voting control over the Board of Managers of AQR Capital Management Holdings, LLC. Each of the parties in this footnote disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest the party may have therein.
(22)	Common Stock Registered Hereby consists of 4,090 shares of Common Stock and 5,112 shares of Common Stock issuable upon exercise of Private Placement Warrants. AQR SPAC Opportunities Offshore Fund, L.P. is a Cayman Islands exempted limited partnership. AQR SPAC Opportunities GP, LLC, a Delaware limited liability company, is its general partner. Todd Pulvino serves as the sole shareholder of AQR SPAC Opportunities Offshore Fund, L.P. Each of the parties in this footnote disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest the party may have therein.
(23)	Common Stock Registered Hereby consists of 40,000 shares of Common Stock.
(24)	Common Stock Registered Hereby consists of 3,530,000 shares of Common Stock. Includes (i) 2,755,000 shares of Common Stock held directly by Mr. Matthews; and (ii) 775,000 shares of Common Stock issuable upon the exercise of Private Placement Terrestrial Warrants. The Warrants Registered Hereby consist of 1,267,599 Private Placement Warrants issued in connection with the conversion of outstanding Working Capital Loans to Hondo Holdings LLC. Mr. Matthews is the sole managing member of Hondo Holdings LLC, which is registered owner of these warrants, and Mr. Matthews holds voting and investment power with respect to warrants held of record by Hondo Holdings LLC.
(25)	Common Stock Registered Hereby consists of 40,000 shares of Common Stock. The business address of Mr. Donohoe is c/o HCM III Acquisition Corp., 185 Washington St, 1F, Norwalk, CT 06854.

(26)	Common Stock Registered Hereby consists of 91,500 shares of Common Stock and 114,375 shares of Common Stock issuable upon exercise of Private Placement Warrants. The business address of LMR Multi-Strategy Master Fund Limited is c/o LMR Partners LLP, 9th Floor, Devonshire House, 1 Mayfair Place, London, W1J 8AJ, United Kingdom.
(27)	Common Stock Registered Hereby consists of 91,500 shares of Common Stock and 114,375 shares of Common Stock issuable upon exercise of Private Placement Warrants. The business address of LMR CCSA Master Fund Limited is c/o LMR Partners LLP, 9th Floor, Devonshire House, 1 Mayfair Place, London, W1J 8AJ, United Kingdom.
(28)	Common Stock Registered Hereby consists of 116,000 shares of Common Stock and 145,000 shares of Common Stock issuable upon exercise of Private Placement Warrants. Ascent Partners LLC is managed by Dominion Capital LLC, a Connecticut limited liability company, managed by Dominion Capital GP LLC, each a DE limited liability company, managed by Eagle Claw Corp. (the "DC Entities"), a Delaware corporation, and (ii) Masada Group Holdings LLC, a Florida limited liability company. Mikhail Gurevich, as the Chief Investment Officer of Eagle Claw Corp., and Gennadiy Gurevich, as the President of Eagle Claw Corp., may be deemed to have voting or investment control through the DC Entities and Alon Brenner may be deemed to have voting or investment control through Masada Group Holdings LLC. The business address of Ascent Partners LLP, the DC Entities, Masada Group Holdings and Messrs. M. Gurevich, G. Gurevich and Brenner is 19505 Biscayne Blvd., Suite 2350, Aventura, FL 33180.
(29)	Common Stock Registered Hereby consists of 6,100 shares of Common Stock and 7,625 shares of Common Stock issuable upon exercise of Private Placement Warrants. The investment advisor of Altana Calderwood Specialist Alpha Fund is Harraden Circle Investment, LLC, and Frederick V. Fortmiller, Jr. is the managing member of Harraden Circle Investment, LLC. The business address of Altana Calderwood Specialist Alpha Fund and Mr. Fortmiller is 885 Third Avenue, Suite 2600B, New York, NY 10022.
(30)	The business address of Altana Calderwood Specialist Alpha Fund, Harraden Circle Investors, LP, Harraden Circle Special Opportunities, LP and Mr. Fortmiller is 885 Third Avenue, Suite 2600B, New York, NY 10022.
(31)	Common Stock Registered Hereby consists of 48,800 shares of Common Stock and 61,000 shares of Common Stock issuable upon exercise of Private Placement Warrants. The general partner of Harraden Circle Investors, LP is Harraden Circle Investors GP, LP, the general partner of Harraden Circle Investors GP, LP is Harraden Circle Investors GP, LLC, and Frederick V. Fortmiller, Jr. is the managing member of the general partner of the general partner.
(32)	Common Stock Registered Hereby consists of 67,100 shares of Common Stock and 83,875 shares of Common Stock issuable upon exercise of Private Placement Warrants. The general partner of Harraden Circle Special Opportunities, LP is Harraden Circle Investors GP, LP, the general partner of Harraden Circle Investors GP, LP is Harraden Circle Investors GP, LLC, and Frederick V. Fortmiller, Jr. is the managing member of the general partner of the general partner.
(33)	Common Stock Registered Hereby consists of 2,888 shares of Common Stock and 3,610 shares of Common Stock issuable upon exercise of Private Placement Warrants.
(34)	Picton Mahoney Asset Management is trustee for Picton Mahoney Arbitrage Fund, Picton Mahoney Arbitrage Plus Fund, Picton Mahoney Fortified Arbitrage Alternative Fund and Picton Mahoney Fortified Arbitrage Plus Alternative Fund. David Picton has voting and investment control over the units. Arthur Galloway has signing authority on behalf of Picton Mahoney Asset Management. The unitholders have voting and investment control with respect to the funds listed. The business address of the Picton Mahoney entities is 33 Yonge Street, Suite 320, Toronto, ON, M5E 1G4, Canada.
(35)	Common Stock Registered Hereby consists of 25,649 shares of Common Stock and 32,061 shares of Common Stock issuable upon exercise of Private Placement Warrants.
(36)	Common Stock Registered Hereby consists of 12,655 shares of Common Stock and 15,818 shares of Common Stock issuable upon exercise of Private Placement Warrants.
(37)	Common Stock Registered Hereby consists of 141,808 shares of Common Stock and 177,261 shares of Common Stock issuable upon exercise of Private Placement Warrants.
(38)	Common Stock Registered Hereby consists of 19,100 shares of Common Stock.
(39)	HITE Hedge Asset Management LLC is the investment manager of HITE Hedge Horizon LP, HITE Hedge Offshore Ltd., HITE Hedge II LP and HITE Hedge LP. Howard Rubin is the COO of HITE Hedge Asset Management LLC. The business address of the HITE entities is 25 Braintree Hill Office Park, Suite 310, Braintree, MA 02184.
(40)	Common Stock Registered Hereby consists of 127,100 shares of Common Stock.
(41)	Common Stock Registered Hereby consists of 288,100 shares of Common Stock.
(42)	Common Stock Registered Hereby consists of 65,700 shares of Common Stock.
(43)	Common Stock Registered Hereby consists of 61,000 shares of Common Stock and 76,250 shares of Common Stock issuable upon exercise of Private Placement Warrants. Context Capital Management, LLC is the investment adviser of Context Partners Master Fund, L.P. Charles Carnegie is the Chief Information Officer of the Managing Member of Context Capital Management, LLC. The business address of Context Partners Master Fund, L.P., Context Capital Management, LLC and Mr. Carnegie is 7724 Girard Ave., Suite 300, La Jolla, CA 92037.
(44)	Common Stock Registered Hereby consists of 40,000 shares of Common Stock. The business address of Mr. Bischoff is 852 Boston Post Road, Madison, CT 06443.
(45)	Common Stock Registered Hereby consists of 122,000 shares of Common Stock and 152,500 shares of Common Stock issuable upon exercise of Private Placement Warrants. Yorkville Advisors Global II, LLC is the general partner of YA II PN, Ltd. Investment decisions for YA II PN, Ltd. are made by Mr. Mark Angelo. The business address of YA II PN, Ltd. and Mr. Angelo is 1012 Springfield Ave., Mountainside, NJ 07092.
(46)	Common Stock Registered Hereby consists of 500,000 shares of Common Stock. Galaxy Digital LP is the holder of record of the securities reported in this statement and is a Cayman Islands limited partnership. Galaxy Digital GP LLC is the general partner of Galaxy Digital LP and wholly owned by Galaxy Digital Holdings LP. Galaxy Digital Inc., a publicly traded company on NASDAQ (GLXY), is the general partner of Galaxy Digital Holdings LP. Galaxy Group Investments LLC holds a majority of the voting power over Galaxy Digital Inc. and is controlled by Michael Novogratz. The business address of Galaxy Digital LP is c/o Connor Finemore, 300 Vesey St., Fl 13, New York, NY 10016.
(47)	Common Stock Registered Hereby consists of 1,500,000 shares of Common Stock. Margan Stanley AIP GP LP is the investment advisor of Riverview Omni Master Fund LP. Morgan Stanley AIP GP LP is a wholly owned subsidiary of Morgan Stanley, a publicly traded company on the NYSE (MS). The business address of Riverview Omni Master Fund LP is Ugland House, South Church Street, George Town, Grand Cayman KY1-1104, Cayman Islands.

(48)	Common Stock Registered Hereby consists of 183,000 shares of Common Stock and 228,750 shares of Common Stock issuable upon exercise of Private Placement Warrants. The business address of Alberta Investment Management Corporation is 1600, 10250 101 Street NW, Edmonton, Alberta T5J 3P4 Canada.
(49)	Common Stock Registered Hereby consists of 205,485 shares of Common Stock and 256,856 shares of Common Stock issuable upon exercise of Private Placement Warrants. Highbridge Capital Management, LLC is the trading manager of Highbridge Tactical Credit Master Fund, L.P. Highbridge Tactical Credit Master Fund, L.P. disclaims beneficial ownership over these shares. The address of Highbridge Capital Management, LLC is 390 Madison Avenue, New York, NY 10017, and the address of Highbridge Tactical Credit Master Fund, L.P. is #309 Ugland House, South Church Street, George Town, Grand Cayman KY1-1104, Cayman Islands.
(50)	Common Stock Registered Hereby consists of 38,515 shares of Common Stock and 48,144 shares of Common Stock issuable upon exercise of Private Placement Warrants. Highbridge Capital Management, LLC is the trading manager of Highbridge Tactical Credit Institutional Fund, Ltd. Highbridge Tactical Credit Institutional Fund, Ltd. disclaims beneficial ownership over these shares. The address of Highbridge Capital Management, LLC is 390 Madison Avenue, New York, NY 10017, and the address of Highbridge Tactical Credit Institutional Fund, Ltd. is #309 Ugland House, South Church Street, George Town, Grand Cayman KY1-1104, Cayman Islands.

DESCRIPTION OF WARRANTS

The following summary of the material terms of the warrants of Terrestrial Energy Inc. is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to our certificate of incorporation, as amended and corrected (the “Certificate of Incorporation”), our bylaws, as amended (the “Bylaws”), the Certificate of Designation of Special Voting Preferred Stock (the “Certificate of Designation”), and the Amended and Restated Warrant Agreement, dated October 28, 2025, by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agreement”), described herein, and certain provisions of Delaware law. We urge you to read each of our Certificate of Incorporation, our Bylaws, the Certificate of Designation, and the Warrant Agreement, described herein, in their entirety for a complete description of the rights and preferences of our securities.

Certain provisions of the Certificate of Incorporation, Bylaws and the Warrant Agreement summarized below may be deemed to have an anti-takeover effect and may delay or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for our common stock.

Following the Business Combination, the Company has two primary types of warrants outstanding: (i) the warrants issued to the investors in the private placement, including the Sponsor, before the closing of the Business Combination and in the Company’s initial public offering and traded on Nasdaq under the symbol “IMSRW” (the “Listed Warrants”), and (iii) the Legacy Terrestrial Warrants that were held by the pre-Business Combination stockholders of TEDI and assumed by the Company in the Business Combination. The Resale Warrants are Listed Warrants.

Listed Warrants

Each whole Listed Warrant entitles the registered holder to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of the Business Combination, provided that the Company has an effective registration statement under the Securities Act covering the shares of Common Stock issuable upon exercise of such Listed Warrants and a current prospectus relating to them is available (or the Company permits holders to exercise such Listed Warrants on a cashless basis under the circumstances specified in the Warrant Agreement) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. Pursuant to the Warrant Agreement, a warrant holder may exercise its Listed Warrants only for a whole number of the shares of Common Stock. This means only a whole Listed Warrant may be exercised at a given time by a warrant holder. Only whole Listed Warrants will trade. The Listed Warrants will expire five years after the completion of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any shares of Common Stock pursuant to the exercise of a Listed Warrant and will have no obligation to settle such Listed Warrant exercise unless a registration statement under the Securities Act with respect to the shares of Common Stock underlying such Listed Warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations described below with respect to registration. No Listed Warrant will be exercisable and the Company will not be obligated to issue a share of Common Stock upon exercise of such Listed Warrant unless the share of Common Stock issuable upon exercise of such Listed Warrant has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of such Listed Warrant. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Listed Warrant, the holder of such Listed Warrant will not be entitled to exercise such Listed Warrant and such Listed Warrant may have no value and expire worthless. In no event will the Company be required to net cash settle any Listed Warrant. In the event that a registration statement is not effective for the shares of Common Stock underlying the exercised Listed Warrants, the original purchaser of a HCM II unit in the initial public offering containing the Listed Warrant will have paid the full purchase price for the HCM II unit solely for the share of Common Stock underlying such HCM II unit.

HCM II registered its Class A ordinary shares, par value $0.0001 per share (the “HCM II Class A Ordinary Shares”) issuable upon exercise of the Listed Warrants in the registration statement for its IPO because the Listed Warrants will become exercisable 30 days after the completion of the Business Combination, which, at the time of the IPO, may have occurred within one (1) year of the IPO. However, because the Listed Warrants will be exercisable until their expiration date of up to five years after the completion of the Business Combination, in order to comply with the requirements of Section 10(a)(3) of the Securities Act following the consummation of the Business Combination, under the terms of the Warrant Agreement, HCM II has agreed that, as soon as practicable, but in no event later than twenty (20) business days, after the closing of the Business Combination, the Company will use its best efforts to file with the SEC a post-effective amendment to the registration statement for the IPO or a new registration statement covering the registration under the Securities Act of the shares of Common Stock issuable upon exercise of the Listed Warrants and thereafter will use its best efforts to cause the same to become effective within sixty (60) business days following the Business Combination and to maintain a current prospectus relating to the shares of Common Stock issuable upon exercise of the Listed Warrants until the expiration of the Listed Warrants in accordance with the provisions of the Warrant Agreement. If a registration statement covering the shares of Common Stock issuable upon exercise of the Listed Warrants is not effective by the sixtieth (60th) business day after the closing of the Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise Listed Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Company’s Common Stock is at the time of any exercise of a Listed Warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Listed Warrants who exercise their Listed Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, the Company will use its best efforts to register or qualify the shares of Common Stock under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering the Listed Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Listed Warrants, multiplied by the excess of the “fair market value” (defined below) less the exercise price of such Listed Warrants by (y) the fair market value. The “fair market value” as used in this paragraph means the volume weighted average price of the Common Stock for the ten (10) trading days ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent.

Redemption of Listed Warrants when the price per share of Common Stock equals or exceeds $18.00.

Once the Listed Warrants become exercisable, the Company may redeem the outstanding Listed Warrants:

•	in whole and not in part;

•	at a price of $0.01 per Listed Warrant; upon a minimum of 30 days’ prior written notice of redemption (the “30-day redemption period”); and

•	if, and only if, the closing price of the Common Stock equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a Listed Warrant as described under the heading “- Anti-dilution Adjustments”) for any twenty (20) trading days within a thirty (30)-trading day period ending three (3) Business Days before the Company sends the notice of redemption to the warrant holders.

If and when the Listed Warrants become redeemable by the Company, the Company may exercise its redemption right even if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

The Company has established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the Listed Warrant exercise price. If the foregoing conditions are satisfied and the Company issues a notice of redemption of the Listed Warrants, each warrant holder will be entitled to exercise his, her or its Listed Warrant prior to the scheduled redemption date.

However, the price of the Common Stock may fall below the $18.00 per share redemption trigger price (as adjusted for stock dividends, split-ups, reorganizations, recapitalizations and the like) as well as the $11.50 Listed Warrant exercise price after the redemption notice is issued.

Redemption Procedures

A holder of a Listed Warrant may notify the Company in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Listed Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the Common Stock outstanding immediately after giving effect to such exercise.

Anti-dilution Adjustments

If the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock, or by a split-up of the Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Common Stock issuable on exercise of each Listed Warrant will be increased in proportion to such increase in the outstanding shares of Common Stock. A rights offering made to all or substantially all holders of Common Stock entitling holders to purchase Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Common Stock equal to the product of (i) the number of shares of Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Common Stock) and (ii) the quotient of (x) the price per share of Common Stock paid in such rights offering and (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for shares of Common Stock, in determining the price payable for shares of Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of the Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the Common Stock trades on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if the Company, at any time while the Listed Warrants are outstanding and unexpired, pays a dividend or makes a distribution in cash, securities or other assets to all or substantially all the holders of Common Stock on account of such shares of Common Stock (or other securities into which the Listed Warrants are convertible), other than (a) as described above or (b) certain ordinary cash dividends, then the Listed Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Common Stock in respect of such event.

If the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of the Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each Listed Warrant will be decreased in proportion to such decrease in outstanding shares of Common Stock.

Whenever the number of shares of Common Stock purchasable upon the exercise of the Listed Warrants is adjusted, as described above, the Listed Warrant exercise price will be adjusted by multiplying the Listed Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Common Stock purchasable upon the exercise of the Listed Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than those described above or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of its issued and outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the holders of the Listed Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Listed Warrants and in lieu of the shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Listed Warrants would have received if such holder had exercised their Listed Warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of the Common Stock in such a transaction is payable in the form of capital stock or shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Listed Warrant properly exercises the Listed Warrant within thirty days following public disclosure of such transaction, the Listed Warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes Warrant Value (as defined in the Warrant Agreement) of the Listed Warrant. The purpose of such exercise price reduction is to provide additional value to holders of the Listed Warrants when an extraordinary transaction occurs during the exercise period of the Listed Warrants pursuant to which the holders of the Listed Warrants otherwise do not receive the full potential value of the Listed Warrants.

The Listed Warrants were issued in registered form under a Warrant Agreement between the warrant agent and the Company. The Warrant Agreement provides that the terms of the Listed Warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or to correct any defective provision or mistake, (ii) adjusting the provisions relating to cash dividends on ordinary shares as contemplated by and in accordance with the Warrant Agreement or (iii) adding or changing any provisions with respect to matters or questions arising under the Warrant Agreement as the parties to the Warrant Agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the Listed Warrants, provided that the approval by the holders of at least 50% of the then-outstanding Listed Warrants is required to make any change that adversely affects the interests of the registered holders of such Listed Warrants, and, solely with respect to any amendment to the terms of the Private Placement Warrants, 50% of such Private Placement Warrants.

Legacy Terrestrial Warrants

As of the date hereof, there are Legacy Terrestrial Warrants outstanding to purchase an aggregate of 10,490,884 shares of Common Stock at an exercise price of $2.24 per share, subject to customary anti-dilution adjustments. The Legacy Terrestrial Warrants expire on July 31, 2028 (the “Termination Date”) The Legacy Terrestrial Warrants may also be exercised on a cashless basis.

The Legacy Terrestrial Warrants may not be sold, assigned or transferred without the prior written approval of the Company. The holders of Legacy Terrestrial Warrants will not have the rights or privileges of holders of the underlying shares of Common Stock or any voting rights in respect of the Legacy Terrestrial Warrants or underlying shares of Common Stock until they exercise their Legacy Terrestrial Warrants and receive Common Stock. After the issuance of shares of Common Stock upon exercise of the Legacy Terrestrial Warrants, each holder will be entitled to one vote for each share of Common Stock held of record on all matters to be voted on by stockholders.

The Certificate of Incorporation, the Bylaws and Certain Provisions of Delaware Law

The provisions of the Certificate of Incorporation, the Bylaws and the General Corporation Law of the State of Delaware (the “DGCL”) summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that you might consider in your best interest, including an attempt that might result in your receipt of a premium over the market price for your Common Stock.

The Certificate of Incorporation and Bylaws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the Board and that may have the effect of delaying, deferring or preventing a future takeover or change in control of us unless such takeover or change in control is approved by such board of directors.

These provisions include:

•	Authorized but Unissued Capital Stock. The authorized but unissued Preferred Stock will be available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued Preferred Stock could render more difficult or discourage an attempt to obtain control of a majority of common stock by means of a proxy contest, tender offer, merger or otherwise.

•	Director Designees; Classes of Directors. The Board is divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one third of the total number of directors constituting the entire Board. The Board is authorized to assign members of the Board already in office to Class I, Class II or Class III at the time such classification becomes effective. Each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting of stockholders at which such director was elected; provided that each director initially assigned to Class I shall serve for a term expiring at the Company’s 2026 annual meeting of stockholders; each director initially assigned to Class II shall serve for a term expiring at the Company’s 2027 annual meeting of stockholders; and each director initially assigned to Class III shall serve for a term expiring at the Company’s 2028 annual meeting of stockholders; provided further, that the term of each director shall continue until the election and qualification of his or her successor and be subject to his or her earlier death, disqualification, resignation or removal.

•	No Cumulative Voting for Directors. The DGCL provides that stockholders are not entitled to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. The Certificate of Incorporation does not provide for cumulative voting. As a result, the holders of Common Stock representing a majority of the voting power of all of the outstanding shares of our capital stock of will be able to elect all of the directors then standing for election.

•	Quorum. The Bylaws provide that at all meetings of the Board, a majority of the Whole Board (as defined therein) will constitute a quorum for the transaction of business.

•	Action by Written Consent. Any action required or permitted to be taken by the stockholders of the Company must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in lieu of a meeting of stockholders by such holders; provided, however, that any action required or permitted to be taken by the holders of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided by the applicable certificate(s) of designation relating to such series of Preferred Stock.

•	Special Meetings of Stockholders. The Certificate of Incorporation provides that, except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock, special meetings of the stockholders of the Company for any purpose or purposes may be called at any time only by or at the direction of the Chief Executive Officer, the President, or the Chairperson of the Board or by a resolution adopted by the affirmative vote of a majority of the total number of directors at any time in office, or by any person appointed pursuant to such resolution, but such special meetings may not be called by stockholders or any other Person or Persons.

•	Advance Notice Procedures. The Bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of the stockholders, and for stockholder nominations of persons for election to the Board to be brought before an annual or special meeting of stockholders. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given the secretary of the Company timely written notice, in proper form, of the stockholder’s intention to bring that business or nomination before the meeting. Although the Bylaws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, as applicable, the Bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. The Certificate of Incorporation includes a provision that eliminates the personal liability of directors for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate the rights of the Company and its stockholders, through stockholders’ derivative suits on the Company’s behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director if the director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director.

The Bylaws provide that the Company must indemnify and advance expenses to directors and officers to the fullest extent authorized by the DGCL. The Company is also expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for directors, officers and certain employees for some liabilities. The Company believes that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability, indemnification and advancement provisions in the Certificate of Incorporation and the Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and its stockholders. In addition, your investment may be adversely affected to the extent the Company pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. The Company believes that these provisions, liability insurance and any indemnity agreements that may be entered into are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Company’s directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

There is currently no pending material litigation or proceeding involving any of the Company’s directors, officers or employees for which indemnification is sought.

Transfer Agent and Registrar

The Transfer Agent and registrar for the warrants is Continental Stock Transfer & Trust Company.

Listing

The Common Stock and Listed Warrants are listed on Nasdaq, under the symbols “IMSR” and “IMSRW,” respectively.

PLAN OF DISTRIBUTION

The Selling Securityholders, which as used herein includes donees, pledgees, transferees, distributees, or other successors-in-interest selling Resale Securities or interests in any Resale Securities received after the date of this prospectus from the Selling Securityholders as a gift, pledge, distribution, or other transfer, may, from time to time, sell, transfer, distribute, or otherwise dispose of certain of their Resale Securities or interests in our shares of Resale Securities on any stock exchange, market, or trading facility on which shares of Common Stock or warrants, are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Securityholders may use any one or more of the following methods when disposing of their securities or interests therein:

●      ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●      one or more underwritten offerings;

●      block trades in which the broker-dealer will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●      purchases by a broker-dealer as principal and resale by the broker-dealer for its accounts;

●      an exchange distribution in accordance with the rules of the applicable exchange;

●      privately negotiated transactions;

●      distributions to their members, partners, or stockholders;

●      short sales effected after the date of the registration statement of which this prospectus forms a part is declared effective by the SEC;

●      through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●      in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;

●      directly to one or more purchasers;

●      through agents;

●      broker-dealers who may agree with the Selling Securityholders to sell a specified number of such securities at a stipulated price per share or Warrant; or

●      a combination of any such methods of sale.

The Selling Securityholders may, from time to time, pledge or grant a security interest in the Resale Securities owned by them and, if a Selling Securityholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such securities, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the Selling Securityholders to include the pledgee, transferee, or other successors-in-interest as the Selling Securityholders under this prospectus. The Selling Securityholders also may transfer securities in other circumstances, in which case the transferees, pledgees, or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of Resale Securities or interests therein, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of such securities in the course of hedging the positions they assume. The Selling Securityholders may also sell Resale Securities short and deliver these securities to close out their short positions, or loan or pledge Resale Securities to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of Resale Securities offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Securityholders from the sale of the Resale Securities offered by them will be the purchase price of such securities, less discounts or commissions, if any. The Selling Securityholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Resale Securities to be made directly or through agents. We will not receive any of the proceeds from any offering by the Selling Securityholders.

The Selling Securityholders also may in the future resell Resale Securities in open-market transactions in reliance upon Rule 144 under the Securities Act (provided that they meet the criteria and conform to the requirements of that rule), or pursuant to other available exemptions from the registration requirements of the Securities Act.

The Selling Securityholders and any underwriters, broker-dealers, or agents that participate in the sale of Resale Securities or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions, or profit they earn on any resale of such securities may be underwriting discounts and commissions under the Securities Act. If any Selling Securityholder is an “underwriter” within the meaning of Section 2(11) of the Securities Act, then the Selling Securityholder will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers, and agents may be entitled, under agreements entered into with us and the Selling Securityholders, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

To the extent required, the number of Resale Securities to be sold, the respective purchase prices and public offering prices, the names of any agent, dealer, or underwriter, and any applicable discounts, commissions, concessions, or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

To facilitate the offering of securities offered by the Selling Securityholders, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of our Common Stock or our warrants. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more shares of Common Stock or our warrants than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our Common Stock or our warrants by bidding for or purchasing Common Stock or warrants in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the Common Stock or warrants sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our Common Stock or warrants at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

Under the Registration Rights Agreement and the PIPE Subscription Agreements, we have agreed to indemnify the Selling Securityholders party thereto against certain liabilities that they may incur in connection with the sale of the securities registered hereunder, including liabilities under the Securities Act, and to contribute to payments that the Selling Securityholders may be required to make with respect thereto. In addition, we and the Selling Securityholders may agree to indemnify any underwriter, broker-dealer, or agent against certain liabilities related to the selling of the securities, including liabilities arising under the Securities Act.

We have agreed to maintain the effectiveness of the registration statement of which this prospectus forms a part until all such securities have been sold under such registration statement or under Rule 144 under the Securities Act or are no longer outstanding, or under other circumstances as described in the Registration Rights Agreement or the applicable PIPE Subscription Agreement. We have agreed to pay all expenses in connection with this offering, other than underwriting fees, discounts, selling commissions, stock transfer taxes, and certain legal expenses. The Selling Securityholders will pay, on a pro rata basis, any underwriting fees, discounts, selling commissions, transfer taxes, and certain legal expenses relating to the offering.

A selling securityholder that is an entity may elect to make an in-kind distribution of Resale Securities to its members, partners, or stockholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus. To the extent that such members, partners, or stockholders are not affiliates of ours, such members, partners, or stockholders would thereby receive freely tradable Resale Securities pursuant to the distribution through a registration statement.

LEGAL MATTERS

The validity of the securities offered hereby has been passed upon for us by Bryan Cave Leighton Paisner LLP and King & Spalding LLP, respectively.

EXPERTS

The consolidated financial statements of Terrestrial Energy Inc. as of December 31, 2025 and 2024 and for each of the years in the two-year period ended December 31, 2025 incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 30, 2026 have been audited by UHY LLP, an independent registered public accounting firm, as stated in their report thereon, which report expresses an unqualified opinion, and are incorporated in this prospectus by reference in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. We have also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus is part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits filed with the registration statement. For further information about us and the securities offered hereby, we refer you to the registration statement and the exhibits filed with the registration statement. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

Our SEC filings are available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov. Those filings are also available to the public on, or accessible through, our website under the heading “Investors” at https://www.terrestrialenergy.com/. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION BY REFERENCE

The SEC permits us to “incorporate by reference” the information and reports we file with it. This means that we can disclose important information to you by referring to another document. The information that we incorporate by reference is considered to be part of this prospectus, and later information that we file with the SEC automatically updates and supersedes this information. We incorporate by reference the documents listed below, except to the extent information in those documents is different from the information contained in this prospectus, and all future documents filed with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until we terminate the offering of these securities:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 30, 2026;

•	Our Quarterly Reports on Form 10-Q, filed with the SEC on May 14, 2026 and August 11, 2026;

•	Our Current Reports on Form 8-K filed with the SEC on April 16, 2026, May 8, 2026, June 12, 2026, July 17, 2026, July 28, 2026, July 31, 2026, and October 27, 2026, to the extent the information in such report is filed and not furnished;

•	Our Definitive Proxy Statement on Schedule 14A (solely to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2025), filed with the SEC on April 29, 2026; and

•	The description of the Company’s common stock contained in Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q, filed by the Company with the SEC on May 14, 2026, including any further amendment or report filed hereafter for the purpose of updating such description.

All reports and other documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents. The Registrant is not incorporating by reference any reports or documents or portions thereof that are not considered to be “filed” with the Commission.

Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to:

Terrestrial Energy Inc.

2730 W. Tyvola Road, Suite 100

Charlotte, NC 28217

Attention: Corporate Secretary

Telephone: (646) 687-8212

Copies of the above reports may also be accessed from our website at www.terrestrialenergy.com. We have authorized no one to provide you with any information that differs from that contained in this prospectus supplement. Accordingly, you should not rely on any information that is not contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of the front cover of this prospectus.

TERRESTRIAL ENERGY INC.

Primary Offering of up to

53,325,182 SHARES OF COMMON STOCK UNDERLYING

WARRANTS AND EXCHANGEABLE SHARES

Secondary Offering of up to

14,887,245 SHARES OF COMMON STOCK

1,267,599 WARRANTS TO PURCHASE SHARES OF COMMON STOCK

, 2026

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is an itemized statement of expenses of the Company in connection with the issuance and delivery of the securities being registered hereby, other than underwriting discounts and commissions.

SEC registration fee	$33,814.05	(1)
Printing Expenses	*
Nasdaq Listing Fees	*
Trustee Fees and Expenses	*
Accounting Fees and Expenses	*
Legal Fees and Expenses	*
Miscellaneous	*
Total	*

*	These fees will be dependent on the types of securities offered and number of offerings and, therefore, cannot be estimated at this time.

(1)	SEC registration fee was previously paid.

Item 15. Indemnification of Directors and Officers.

The following summary is qualified in its entirety by reference to the complete text of any statutes referred to below and the Certificate of Incorporation.

Section 145 of the DGCL permits a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

In the case of an action by or in the right of the corporation to procure a judgment in its favor, Section 145 of the DGCL permits a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or such other court shall deem proper.

Section 145 of the DGCL also permits a Delaware corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145 of the DGCL.

Section 27 of our Bylaws provides that we shall indemnify (and advance expenses to) our officers and directors to the full extent permitted by the DGCL.

We have directors’ and officers’ liability insurance insuring our directors and officers against liability for acts or omissions in their capacities as directors or officers, subject to certain exclusions. Such insurance also insures us against losses which we may incur in indemnifying our officers and directors.

As permitted by the DGCL, we have entered into indemnification agreements with each of our directors and executive officers that require us to indemnify such persons against various actions including, but not limited to, third-party actions where such director or executive officer, by reason of his or her corporate status, is, or is threatened to be made, a party to or participant in any threatened, pending or completed action, or by reason of anything done or not done by such director in any such capacity. We are obligated to indemnify directors and executive officers against all costs, fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by such directors or executive officers in connection with such action, if such directors or executive officers acted in good faith and in a manner they reasonably believed to be in or not opposed to our best interests, and with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful. We also must advance to our directors and executive officers expenses (including attorney’s fees) incurred by or on behalf of such directors and executive officers no later than 30 days after our receipt of a statement or statements from directors or executive officers requesting such payments from time to time. Pursuant to the indemnification agreements, the directors or executive officers undertake to repay and advance to the extent it is ultimately determined that they are not entitled to be indemnified by us.

Item 16. Exhibits

Exhibit	Description
2.1#	Business Combination Agreement, dated as of March 26, 2025, by and among HCM II Acquisition Corp., HCM II Merger Sub Inc., and Terrestrial Energy Inc. (incorporated by reference herein to Exhibit 2.1 filed with the Registration Statement on Form S-4/A (Reg. No. 333-288735) filed by the registrant on September 23, 2025).
2.2	Amendment No. 1 to Business Combination Agreement, effective as of October 26, 2025, by and among HCM II Acquisition Corp., HCM II Merger Sub Inc., and Terrestrial Energy Inc. (incorporated herein by reference to Exhibit 2.2 filed with the Current Report on Form 8-K (Reg. No. 001-42252) filed by the registrant on November 3, 2025).
2.3	Certificate of Merger of HCM II Merger Sub Inc. with and into Terrestrial Energy Inc. (incorporated herein by reference to Exhibit 2.3 filed with the Current Report on Form 8-K (Reg. No. 001-42252) filed by the registrant on November 3, 2025).
2.4	Plan of Domestication. (incorporated herein by reference to Exhibit 2.4 filed with the Current Report on Form 8-K (Reg. No. 001-42252) filed by the registrant on November 3, 2025).
3.1	Composite Certificate of Incorporation of Terrestrial Energy Inc. (as amended through March 27, 2026) (incorporated herein by reference to Exhibit 3.1 filed with the Annual Report on Form 10-K (Reg. No. 001-42252) filed by the registrant on March 30, 2026).
3.2	Composite Bylaws of Terrestrial Energy Inc. (as amended through October 28, 2025) (incorporated herein by reference to Exhibit 3.2 filed with the Annual Report on Form 10-K (Reg. No. 001-42252) filed by the registrant on March 30, 2026).
3.3	Certificate of Designations for Special Voting Preferred Stock (incorporated herein by reference to Exhibit 3.3 filed with the Annual Report on Form 10-K (Reg. No. 001-42252) filed by the registrant on March 30, 2026).
4.1	Specimen Common Stock Certificate of Terrestrial Energy Inc. (incorporated by reference herein to Exhibit 4.5 filed with the Registration Statement on Form S-4/A (Reg. No. 333-288735) filed by the registrant on September 23, 2025).
4.2	Specimen Warrant Certificate of Terrestrial Energy Inc. (included as an exhibit to Exhibit 10.1).
5.1	Opinion of Bryan Cave Leighton Paisner LLP as to the validity of the securities being registered (incorporated herein by reference to Exhibit 5.1 filed with the Registration Statement on Form S-1 (File No. 333-291796) filed by the registrant on December 22, 2025).
5.2	Opinion of King & Spalding LLP as to the validity of the securities being registered (incorporated herein by reference to Exhibit 5.1 filed with the Registration Statement on Form S-4 (File No. 333-288735) filed by the registrant on September 23, 2025).
23.1*	Consent of UHY LLP.
23.2	Consent of Bryan Cave Leighton Paisner LLP (included in Exhibit 5.1 hereto).
24.1	Power of Attorney (included on signature page to this registration statement).
107	Filing Fee Table (incorporated by reference to Exhibit 107 filed with the Registration Statement on Form S-1 (File No. 333-291796) filed by the registrant on December 22, 2025).

*	Filed herewith.
#	Certain schedules and similar attachments to this Exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to SEC upon its request.

Item 17. Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant, pursuant to the provisions described under Item 15 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification by it is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement); and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that subparagraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser if the registrant is relying on Rule 430B: (A) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and (B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use

(6) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(9) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(10) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on this 3rd day of November 2026.

Terrestrial Energy Inc.

/s/ Simon Irish
Simon Irish
Chief Executive Officer
(Principal Executive Officer)

Terrestrial Energy Inc.

/s/ Brian Thrasher
Brian Thrasher
Chief Financial Officer
(Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Simon Irish	Chief Executive Officer	November 3, 2026
Simon Irish	(Principal Executive Officer), Director

/s/ Brian Thrasher	Chief Financial Officer	November 3, 2026
Brian Thrasher	(Principal Financial and Accounting Officer)

*	Director	November 3, 2026
Dr. Frederick Buckman

*	Director	November 3, 2026
William Johnson

*	Director	November 3, 2026
Robert W. Jones

*	Director	November 3, 2026
Hugh MacDiarmid

*	Director	November 3, 2026
Charles Pardee

/s/ Kathryn McCarthy	Director	November 3, 2026
Kathryn McCarthy

By:	/s/ Brian Thrasher
Name:	Brian Thrasher
Attorney-in-fact